Exhibit 99.1

Contact:

Provectus Biopharmaceuticals, Inc.	Porter, LeVay & Rose, Inc.
Peter R. Culpepper, CFO, COO	Marlon Nurse, DM, SVP – Investor Relations
Phone: 866-594-5999 #30	Phone: 212-564-4700
Todd Aydelotte – Media Relations
Phone: 646-428-0644

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS, INC. TO PRESENT AT BIOTECH

SHOWCASE™ 2016 ON WEDNESDAY JANUARY 13, 2016 AT 3:30 PM PACIFIC TIME

Conference Runs January 11-13, 2016, at Parc 55 Hotel, San Francisco, CA

KNOXVILLE, TN, December 16, 2015—Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT, www.pvct.com), a clinical-stage oncology and dermatology biopharmaceutical company (the “Company”), today announced that it will present at Biotech Showcase™ 2016. The Company will summarize its business operations and discuss PV-10, its novel investigational drug for cancer, and PH-10, its topical investigational drug for dermatology.

The Company’s presentation is currently set for 3:30 pm Pacific Time on January 13, 2016. The presentation is scheduled to take place on Level 4, the Cyril Magnin Foyer.

The presentation will be available on the Company’s website upon conclusion of the live presentation at the conference.

About Biotech Showcase™

Biotech Showcase™ is an investor and networking conference devoted to providing private and public biotechnology and life sciences companies with an opportunity to present to, and meet with, investors and pharmaceutical executives in one place during the course of one of the industry’s largest annual healthcare investor conferences.

Now in its eighth year, Biotech Showcase 2016 is expected to attract upwards of 2,100 attendees. The program includes lunch plenary sessions featuring top industry leaders and innovators speaking on industry- and time-relevant topics, as well as presentations from both private and public companies.

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed Phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about the Company, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our investigational drug product for melanoma and other solid tumors such as cancers of the liver, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as cancers of the liver;

•	our ability to license PH-10, our investigational drug product for dermatology, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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